UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 25, 2019 (March 22, 2019)

TMSR Holding Company Limited

(Exact name of Company as specified in charter)

Nevada	001-37513	47-3709051
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

A101 Hanzheng Street City Industry Park, No.21 Jiefang Avenue, Qiaokou District, Wuhan, Hubei, China 430000

(Address of Principal Executive Offices) (Zip code)

+86-022-5982-4800

(Company’s Telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Chenchen Zhang and Wenting Zou

On March 22, 2019, Mr. Chenchen Zhang and Wenting Zou directors of TMSR Holding Company Limited (the “Company”), notified the Company that they would resign from the Company’s Board of Directors (“Board”) effective immediately. Their resignations are due to personal reason and not a result of any disagreement with the Company relating to its operations, policies or practices.

Appointment of Min Zhu

Effective March 22, 2018, the Company’s Board appointed Mr. Min Zhu as a director of the Board and the Chairman of its Corporate Governance and Nominating Committee to fill the vacancy created by the resignation of Mr. Chenchen Zhang.

The biographical information of Mr. Zhu is set forth below.

Mr. Zhu has been the General Manager of Tianjin Longying Pictures co. LTD since October 2016. From September 2008 to September 2016, he served as a District Manager of Maersk Logistics Investment LTD. From October 2004 to September 2008, he served as a Shipping Manager of Shanghai Leya International Freight Agency Co. LTD. During the term of office mentioned above, Mr. Zhu received his Bachelor degree in System Engineering in 2002 from Shanghai Institute of Technology.

Mr. Zhu does not have a family relationship with any director or executive officer of the Company and has not been involved in any transaction with the Company during the past two years that would require disclosure under Item 404(a) of Regulation S-K.

Mr. Zhu accepted an offer letter from the Company and agreed to receive an annual compensation at $10,000. The offer letter is qualified in its entirety by reference to the complete text of the agreement, which is filed hereto as Exhibits 10.1.

Appointment of Mingze Yin

Effective March 22, 2018, the Board appointed Mr. Mingze Yu as a director of the Board to fill the vacancy created by the resignation of Ms. Wenting Zou.

The biographical information of Mr. Yu is set forth below.

Mingze Yin has been the Risk Control Manager of Shanghai Guangdian Asset Management co. LTD. since November 2018. From November 2017 to October 2018, he served as the General Manager of Comprehensive Financial Services Department of the Investment Banking Division at Lianchu Securities LTD. From November 2016 to October 2017, he served as a Senior Manager of the Investment Banking Headquarter of Zhongshan Securities LTD. From July 2013 to October 2016, he served as a Senior Auditor of the BDO China SHU LUN PAN Certified Public Accountants LLP. From July 2011 to June 2013, he served as an Auditor of Zhongxi Certified Public Accountants LLP. During the term of office mentioned above, Mr. Yin received his Bachelor degree in Management in 2011 from Huaihai Institute of Technology.

Mr. Yin does not have a family relationship with any director or executive officer of the Company and has not been involved in any transaction with the Company during the past two years that would require disclosure under Item 404(a) of Regulation S-K.

Mr. Yin accepted an offer letter from the Company and agreed to receive an annual compensation at $10,000. The offer letter is qualified in its entirety by reference to the complete text of the agreement, which is filed hereto as Exhibits 10.2.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Director Offer Letter between the Company and Min Zhu, dated March 22, 2019

10.2	Director Offer Letter between the Company and Mingze Yin, dated March 22, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TMSR Holding Company Limited

Date: March 25, 2019	By:	/s/ Zheyi Wang
Zheyi Wang
Co-Chairman

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